CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the use of our report, dated September 11, 2002, in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A No. 333-96545) of Pioneer Protected Principal Plus Fund.


                                        ERNST & YOUNG LLP

Boston, Massachusetts
September 26, 2002